Disclaimer

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	Selected aggregate mortgage pool data
		Weighted Average	Min	Max
	1st Lien	201554.63	49354.69	1154061.98
	2nd Lien	54680.11	9917.88	209684.36
	with silent seconds	217977.36	50318.47	842690.47
	Gross Coupon	8.362	5.8	13.25
	Original LTV	81.51	8.69	100	** LTV used is LTV for first liens and CLTV for 2nd liens
	Original CLTV	86.63	8.69	100
	Original CLTV with silent seconds
	FICO	632	500	809
	DTI	41.71	1	59	** Non Zero DTI
	ARM %	75.09
	FRM %	24.91
	Loan size	264301.01	10000	1157000	** Original Principal Balance

table 1	Range of credit scores	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	400 - 424
	425 - 449
	450 - 474
	475 - 499
	500 - 524	152	22433616.23	3.14	13.91	2.37	1.66	0		513	71.34	71.64	0
	525 - 549	237	38492413.39	5.39	11.21	2.33	2.72	0		538	74.97	75.13	0.58
	550 - 574	349	62357064.84	8.74	14.97	1.19	4.39	1.3		563	78.26	78.66	1
	575 - 599	527	94445824.59	13.24	15.12	1.83	2.63	4.63		588	81.15	84.12	1.53
	600 - 624	707	117667073.2	16.49	17.09	2.33	3.32	14.45		612	82.61	87.37	1.98
	625 - 649	747	121914647.8	17.09	23.67	0.82	3.77	16.99		637	84.04	89.98	1.97
	650 - 674	541	88844510.56	12.45	29.37	1.17	1.68	17.7		662	84.11	91.71	4.41
	675 - 699	314	59822339.51	8.38	35.28	0.53	1.55	20.23		685	82.9	91.7	4.54
	700 - 724	267	48570506.65	6.81	33.79	0.86	1.67	22.9		710	81.63	90.13	9.4
	725 - 749	145	29047376.09	4.07	27.39	3.09	1.3	18.97		735	81.93	90.28	7.3
	>750	142	29894405.06	4.19	31.18	1.82	1.53	24.83		772	79.68	86.28	9.82

table 2a	CLTV (with silent seconds)	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	< 15.00	3	152439.54	0.02	34.68	0	0	0		620	10.76	10.76	0
	15.01 - 20.00	1	49834.21	0.01	0	0	0	0		575	16.32	16.32	0
	20.01 - 25.00	9	826946.63	0.12	47.86	0	0	13.3		616	23.06	23.06	0
	25.01 - 30.00	15	1518049.2	0.21	46.54	0	0	0		636	27.92	27.92	4.19
	30.01 - 35.00	23	3018036.69	0.42	58.11	1.64	1.65	5.43		637	32.43	32.43	1.68
	35.01 - 40.00	22	2761197.28	0.39	30.82	0	0	5.97		620	38.08	38.08	2.74
	40.01 - 45.00	36	4938185.1	0.69	37.23	0	1.01	9.06		610	42.61	42.61	3.02
	45.01 - 50.00	36	5266212.04	0.74	36.98	0	0	23.93		615	47.83	47.83	0
	50.01 - 55.00	59	10535473.19	1.48	38.09	1.72	2.32	0		603	53.02	53.09	0
	55.01 - 60.00	66	13195675.9	1.85	44.58	0	1.17	7.05		597	57.99	57.99	1.36
	60.01 - 65.00	116	21244993.37	2.98	26	0.42	1.82	1.54		601	62.99	62.99	5.52
	65.01 - 70.00	176	33781708.14	4.73	18.14	0.64	0.8	7.74		606	68.3	68.35	3.37
	70.01 - 75.00	218	41986605.99	5.88	16.96	0.65	1.41	6.19		611	73.85	73.85	4.47
	75.01 - 80.00	454	88177155.58	12.36	17.79	1.67	2.49	13.09		616	79.35	79.35	6.06
	80.01 - 85.00	338	69127150.19	9.69	19.13	1.41	2.7	3.61		610	84.22	84.39	8.69
	85.01 - 90.00	496	104902147.5	14.7	17.64	2.08	4.21	11.78		623	89.44	89.55	4.55
	90.01 - 95.00	354	72974521.67	10.23	14.47	2.19	4.86	9.55		638	92.61	94.56	3.35
	95.01 - 100.00	1,706	239033445.8	33.5	27.91	1.6	2.27	22.09		662	85.33	99.92	0
	> 100.00

table 2b	CLTV (with silent seconds INCLUDING MI (Effective LTV))	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	< 15.00	3	152439.54	0.02	34.68	0	0	0		620	10.76	10.76	0
	15.01 - 20.00	1	49834.21	0.01	0	0	0	0		575	16.32	16.32	0
	20.01 - 25.00	9	826946.63	0.12	47.86	0	0	13.3		616	23.06	23.06	0
	25.01 - 30.00	15	1518049.2	0.21	46.54	0	0	0		636	27.92	27.92	4.19
	30.01 - 35.00	23	3018036.69	0.42	58.11	1.64	1.65	5.43		637	32.43	32.43	1.68
	35.01 - 40.00	22	2761197.28	0.39	30.82	0	0	5.97		620	38.08	38.08	2.74
	40.01 - 45.00	36	4938185.1	0.69	37.23	0	1.01	9.06		610	42.61	42.61	3.02
	45.01 - 50.00	36	5266212.04	0.74	36.98	0	0	23.93		615	47.83	47.83	0
	50.01 - 55.00	59	10535473.19	1.48	38.09	1.72	2.32	0		603	53.02	53.09	0
	55.01 - 60.00	66	13195675.9	1.85	44.58	0	1.17	7.05		597	57.99	57.99	1.36
	60.01 - 65.00	116	21244993.37	2.98	26	0.42	1.82	1.54		601	62.99	62.99	5.52
	65.01 - 70.00	176	33781708.14	4.73	18.14	0.64	0.8	7.74		606	68.3	68.35	3.37
	70.01 - 75.00	218	41986605.99	5.88	16.96	0.65	1.41	6.19		611	73.85	73.85	4.47
	75.01 - 80.00	454	88177155.58	12.36	17.79	1.67	2.49	13.09		616	79.35	79.35	6.06
	80.01 - 85.00	338	69127150.19	9.69	19.13	1.41	2.7	3.61		610	84.22	84.39	8.69
	85.01 - 90.00	496	104902147.5	14.7	17.64	2.08	4.21	11.78		623	89.44	89.55	4.55
	90.01 - 95.00	354	72974521.67	10.23	14.47	2.19	4.86	9.55		638	92.61	94.56	3.35
	95.01 - 100.00	1,706	239033445.8	33.5	27.91	1.6	2.27	22.09		662	85.33	99.92	0
	> 100.00

table 3	DTI	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	N/a	64	8448328.13	1.18	7.2	2.76	7.86	1.59		630	79.14	79.94	3.78
	00.00 - 05.00	48	6315024.33	0.89	31.8	0	6.06	19.71		658	87.88	96.28	1.07
	05.01 - 10.00	68	6764775.39	0.95	26.61	0.39	4.33	2.25		645	89.02	94.98	3.98
	10.01 - 15.00	92	11094329.11	1.55	8.8	1.32	2.07	17.64		644	81.87	86.18	1.36
	15.01 - 20.00	88	10464825.47	1.47	20.94	1.43	5.34	15.84		642	79.39	84.15	6.72
	20.01 - 25.00	160	21900541.06	3.07	15.84	1.45	4.15	5.59		631	81.26	84.57	12.98
	25.01 - 30.00	280	40129601.78	5.62	16.76	2.23	1.98	12.09		631	80.99	83.77	6.65
	30.01 - 35.00	390	62161548.09	8.71	21.52	1.94	3.84	15		633	80.51	84.22	4.9
	35.01 - 40.00	528	84189599.37	11.8	23.69	1.97	2.48	12.16		633	81.05	86.11	3.25
	40.01 - 45.00	828	149649534.5	20.97	24.24	1.6	2.14	16.07		642	81.87	88.46	3.18
	45.01 - 50.00	1,042	208370263.2	29.2	26.23	0.99	2.32	16.15		637	82.66	88.91	1.84
	50.01 - 55.00	534	102253108.1	14.33	17.65	1.72	2.79	6.17		605	79.31	82.54	1.85
	55.01 - 60.00	6	1748299.43	0.25	47.43	0	0	0		591	84.36	84.36	0
	>60.00

table 4	Loan purpose	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	Cash Out Refi	1879	367008738.5	51.44	23.05	1.12	2.48	10.34		616	78.58	79.91	2.91
	Purchase	1931	293276481.6	41.1	22.99	1.66	2.39	17.51		653	85.39	95.46	3.33
	Rate/Term Refi	318	53204557.87	7.46	16.73	3.51	5.81	10.31		632	80.32	84.32	5.36

table 5	Occupation type	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	Investor	145	23281792.87	3.26	14.2	2.74	3.01	1.26		679	81.77	81.85	100
	Owner Occupied	3884	675103976.1	94.62	23.2	1.48	2.69	13.63		630	81.42	86.73	0
	Second Home	99	15104008.96	2.12	6.44	1.64	2.05	16.26		669	85.29	89.71	0

table 6	Documentation type	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	Full	2625	422524350.9	59.22	19.39	2.01	2.86	13.94		618	81.29	85.75	2.08
	No Doc
	Reduced	1503	290965427	40.78	27.14	0.81	2.45	12.34		653	81.82	87.92	4.99

table 7	Property type	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	Single Family	3076	517716957.6	72.56	24.54	2.06	3.48	13.3		627	81.3	86.29	2.64
	PUD	518	98744937.08	13.84	13.52	0.07	0	14.32		637	81.8	87.66	3.37
	Condomium	292	44392076.44	6.22	34.34	0	1.65	15.45		653	83.86	89.37	4.62
	2 - 4 Family	195	46354540.82	6.5	11.38	0.28	1	9.39		663	81.05	85.69	8.93
	Manufactured housing
	Townhouse	44	5910035.73	0.83	0	0	0	9.77		617	80.66	85.9	1.72
	Leasehold	3	371230.32	0.05	0	0	0	0		570	90	91.67	0
table 8	Product Type	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	ARM - 2/28	1038	177750802.3	24.91	8.74	1.46	4.5	0		615	81.69	86.02	5.71
	ARM - 2/28 - 10 Yr IO	1	174400	0.02	0	0	0	100		626	80	80	0
	ARM - 2/28 - 2 Yr IO	4	1457450	0.2	37.33	0	0	100		652	82.1	93.52	0
	ARM - 2/28 - 40 Yr Balloon	650	163977084	22.98	32	0.61	0.96	0		621	80.84	87.04	2.67
	ARM - 2/28 - 40 Yr Dual	6	1729556.87	0.24	15.47	0	0	0		603	87.29	90.98	0
	ARM - 2/28 - 45 Yr Balloon	1	485698.31	0.07	100	0	0	0		650	90	90	0
	ARM - 2/28 - 5 Yr IO	236	68998011.96	9.67	49.7	0.99	1.74	100		665	81.37	93.54	0
	ARM - 2/28 - 50 Yr Balloon	33	10543606.89	1.48	50.63	0	0	0		673	82.67	90.86	2.26
	ARM - 3/27	203	36011009.45	5.05	7.06	3.74	4.99	0		613	79.65	83.61	3.53
	ARM - 3/27 - 40 Yr Balloon	153	39270801.83	5.5	13.98	1.52	3.86	0		638	83.34	87.18	1.35
	ARM - 3/27 - 40 Yr Dual	1	136668.91	0.02	0	0	0	0		598	95	95	0
	ARM - 3/27 - 5 Yr IO	60	17121621.77	2.4	33.26	0.88	1.36	100		662	79.66	85.82	1.72
	ARM - 3/27 - 50 Yr Balloon	10	2980207.85	0.42	0	0	0	0		640	81.1	96.01	0
	ARM - 5/25	18	3270326.39	0.46	16.43	0	5.03	0		622	79.85	84.11	16.61
	ARM - 5/25 - 40 Yr Balloon	29	6151778.97	0.86	8.25	0	1.96	0		618	78.24	84.6	0
	ARM - 5/25 - 40 Yr Dual	2	351112.27	0.05	0	0	0	0		610	94.8	94.8	0
	ARM - 5/25 - 5 Yr IO	12	3477925.07	0.49	47.96	0	0	100		697	80.57	97.79	0
	ARM - 5/25 - 50 Yr Balloon	9	1890121.91	0.26	10.11	0	7.67	0		653	79.62	86.35	6.68
	Fixed - 15 Yr	40	3541195.01	0.5	8.27	1.4	1.77	0		638	65.34	66.95	5.66
	Fixed - 15 Yr - 5 Yr IO	1	135000	0.02	0	0	0	100		591	81.82	81.82	0
	Fixed - 20 Yr	14	1987590.31	0.28	8.11	0	0	0		638	79.68	80.8	7.89
	Fixed - 25 Yr	1	99178.06	0.01	0	0	0	0		675	23.92	23.92	0
	Fixed - 30 Yr	1348	140232115.5	19.65	17.17	2.53	2.8	0		641	82.2	84.26	3.64
	Fixed - 30 Yr - 10 Yr IO	1	190000	0.03	0	100	0	100		613	95	95	0
	Fixed - 30 Yr - 5 Yr IO	17	3229193.84	0.45	32.79	1.92	0	100		674	79.74	82.37	0
	Fixed - Balloon 30/15	149	9745413.79	1.37	38.23	0.73	4.72	0		675	99.34	99.34	0
	Fixed - Balloon 40/30	86	17434440.48	2.44	31.25	3.17	0	0		653	76.72	79.15	1.61
	Fixed - Balloon 50/30	5	1117466.21	0.16	50.94	0	0	0		677	78.75	81.89	0

table 9	IO's	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	No	3796	618706175.3	86.72	19.01	1.58	2.87	0		627	81.59	85.83	3.72
	Yes	332	94783602.64	13.28	45.64	1.14	1.51	100		665	81.01	91.88	0.31

table 10	IO Term	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	No	3796	618706175.3	86.72	19.01	1.58	2.87	0		627	81.59	85.83	3.72
	24	4	1457450	0.2	37.33	0	0	100		652	82.1	93.52	0
	36
	60	326	92961752.64	13.03	45.95	0.96	1.54	100		665	80.97	91.87	0.32
	>60	2	364400	0.05	0	52.14	0	100		619	87.82	87.82	0

table 11	Prepayment penalty	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	0	1366	208633462.1	29.24	6.13	0.43	0.7	7.35		629	82.41	86.48	4.39
	12	203	47954474.16	6.72	21.35	0	0.26	19.09		649	79.71	86.18	2.47
	24	1628	299656674.1	42	33.37	1.33	2.62	17.2		626	82.43	88.79	2.35
	30	3	534151.96	0.07	0	0	0	0		598	85.2	90.87	0
	36	921	155724560.1	21.83	24.33	3.45	6.26	11.92		643	79.06	82.78	3.78
	48	1	190000	0.03	0	100	0	100		613	95	95	0
	60	6	796455.6	0.11	0	51.71	0	0		655	81.13	92.25	0
table 12	Loan size	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	0.00 - 100.000	1321	80782869.28	11.32	11.26	4.2	6	0.8		628	85.58	87.62	4.63
	100.001 - 200.000	1549	225658274.1	31.63	8.07	2.91	4.71	7.69		621	80.43	85.34	4
	200.001 - 300.000	674	164547635.8	23.06	20.15	0.54	0.65	14.37		630	80.85	86.29	2.87
	300.001 - 400.000	349	121635968.7	17.05	32.66	0	1.74	18.05		637	80.95	86.89	3.09
	400.001 - 500.000	135	60308391.22	8.45	47.06	0	0	26.59		656	82.82	89.88	1.53
	500.001 - 600.000	63	34179080.34	4.79	55.61	0	1.54	29.02		651	81.46	87.94	3.29
	600.001 - 700.000	26	16906167.15	2.37	49.89	0	0	19.41		652	84.49	88.47	0
	700.001 - 800.000	5	3676047.6	0.52	80.43	0	0	0		678	80.87	92.89	0
	> 800.001	6	5795343.81	0.81	33.41	0	0	33.41		654	75.63	76.79	0

table 13	Geographic distribution	Number of Loans	Aggregate Principal Balance	% of Deal	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	California	608	160902071	22.55	26.88		650	79.44	85.87	2.05
	Florida	459	84211820.41	11.8	9.18		626	80.13	84.16	4.55
	Ohio	99	10848586.29	1.52	9.98		624	84.9	90.28	5.88
	Michigan	166	19197864.81	2.69	7.46		620	85.27	89.57	3.65
	Texas	333	32571831.41	4.57	4.34		633	83.19	91.83	6.93

table 14	Geographic distribution (<575 credit score)	Number of Loans	Aggregate Principal Balance	% of Deal	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	California	65	16772544.03	13.6	0		547	68.11	68.49	0
	Florida	95	16983517.47	13.78	0		544	71.98	72.16	0.75
	Ohio	22	2168543.28	1.76	0		542	79.68	81.29	0
	Michigan	40	4154053.58	3.37	0		554	81.04	81.04	1.92
	Texas	32	3322542.12	2.7	0		543	81.13	81.13	4.24